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                                                                   EXHIBIT 10-BB


                               LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") is executed this 7th day of February, 1996, by and between NORTH MERIDIAN MEDICAL REALTY COMPANY, an Indiana corporation ("Landlord"), with its principal office at 10610 N. Pennsylvania Street, Carmel, Indiana 46032, and BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation ("Tenant"), who, in consideration of the premises and the mutual promises and covenants herein contained, agree as follows:

I.       THE BUILDING AND THE REAL ESTATE.

         The term "Building" whenever used herein shall mean the North Meridian Medical Complex Building that is situated on certain land in Hamilton County, State of Indiana, commonly known as 10610 N. Pennsylvania Street, Carmel, Indiana 46032, said land being more particularly described as follows:

               SEE LEGAL DESCRIPTION ATTACHED HERETO AS EXHIBIT A

(the Building and the land above described, together with all other facilities and improvements now or hereafter on said land, hereinafter shall be known as the "Real Estate").

II.      LEASED PREMISES.

         Landlord hereby lets and demises to Tenant, subject to and upon the terms and provisions of this Lease, and Tenant hereby accepts and leases from Landlord, (i) the premises outlined in red and designated with Tenant's name on the site plan of the Building that is attached hereto, made a part hereof and marked as Exhibit B said premises having a gross area of 4,810 square feet and being hereinafter referred to as the "Premises", and (ii) Tenant's Pro Rata Share of the Common Areas located within the Building (on a nonexclusive basis) which, for purposes of this Lease, is the equivalent of an additional gross area of 708 square feet (the "Additional Area"). Landlord retains, and Tenant grants to Landlord, an irrevocable license for Landlord's and Landlord's other tenants' employees, agents, customers and invitees to enter upon and pass through the Premises in a mutually agreeable location or locations in order to have access to and from the portion of the Building in the northeast quadrant of the second floor designated as area number 7 on Exhibit B hereto (the current tenant in such space is Infectious Disease of Indiana, P.S.C.).

III.     COMMON AREAS.

         Landlord grants unto Tenant, its invitees, customers, employees and agents the non-exclusive right to use all areas, equipment and facilities within the Building that are not designated for the exclusive use of any tenant, together with the sidewalks, parking areas, landscaped areas and private driveways within or on the Real Estate and all other areas and improvements within or on the Real Estate that are provided by Landlord for the general use in common of tenants and their invitees, customers, employees and agents (all of which shall hereinafter be referred to as the "Common Areas.") The Common Areas shall at all times be
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subject to the exclusive control and management of Landlord, and Tenant's use of the Common Areas shall be subject to such reasonable rules and regulations as Landlord may from time to time impose. Tenant agrees to abide by such rules and regulations and use Tenant's best efforts to cause its employees, agents, customers and invitees to conform thereto.

IV.      TERM.

                 (A) Term. Unless sooner terminated under the terms and provisions of Section XVII of this Lease, the term of this Lease shall be five (5) years commencing on the 8th day of February, 1996 and ending on the 7th day of February, 2001 (the "Term").

                 (B) Surrender and Holdover. Upon the expiration or sooner termination of this Lease, Tenant shall surrender to Landlord the Premises, together with all other property affixed to the Premises (excepting trade fixtures), "broom clean" and in the same order and condition in which Tenant received said Premises, ordinary wear and tear excepted. Unless an event of default as hereinafter defined has occurred and remains uncured, Tenant, prior to the expiration of the Term shall remove all of Tenant's trade fixtures and personal property from the Premises. Any damage to the Premises caused by such removal shall be repaired by Tenant prior to the expiration of the Term. At Landlord's option, if Tenant fails to remove such trade fixtures and personal property, then the same shall be deemed Landlord's property. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the consent of the Landlord, then Tenant shall be deemed to be occupying the Premises as a tenant from month to month at the rent hereinafter specified (pro rated on a monthly basis), subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to month-to-month tenancy. Landlord's acceptance of rent after the expiration of the term shall not constitute a renewal or extension of this Lease, and this provision shall not be deemed to waive Landlord's right of re-entry or any other right or remedy hereunder or provided by law.

V.       RENT.

                 (A) Minimum Rental. Tenant shall pay to Landlord without prior demand therefor a minimum rental for the Premises and Additional Area (hereinafter referred to as "Minimum Rental") of Four Hundred Thirteen Thousand Eight Hundred Fifty Dollars ($413,850) during the Term, payable in equal monthly installments of Six Thousand Eight Hundred Ninety-Seven and 50/100 Dollars ($6897.50) each, in advance on the first day of each calendar month of the Term.

                 (B) Additional Rental. In addition to the Minimum Rental, Tenant shall pay to Landlord, with respect to each calendar year or fractional calendar year during the Term, Tenant's Pro Rata Share of Landlord's Real Property Taxes and Operating Expenses (as hereinafter defined) as additional rental. The term "Real Property Taxes" includes all ad valorem real property taxes and currently due installments of assessments levied upon

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         or with respect to the Real Estate and all taxes, levies and charges which may be levied or imposed by any governmental authority in replacement of, in lieu of, or in addition to ad valorem real property taxes, in whole or in part, including, but not limited to, a state or local option tax designed for property tax relief purposes, or a license or franchise fee measured by rents received from the Building, or otherwise measured or based upon Landlord's interest in the Building. (The term "Real Property Taxes" does not include any income tax.) The term "Operating Expenses" means all costs and expenses of every kind and nature paid or incurred by Landlord (including appropriate reserves) for the owning, operating, managing, equipping, lighting, heating, cooling, repairing, replacing, cleaning, painting, maintaining and insuring the Building and the Common Areas in accordance with standards customary for first class office buildings located in Indianapolis, Indiana, excluding only depreciation of the cost of initial construction of the Building. As used in this Lease the Tenant's "Pro Rata Share" means twenty-nine and 38/100 percent (29.38%). Tenant's Pro Rata Share of Real Property Taxes and Operating Expenses (hereinafter "Additional Rental") for each calendar year or fractional calendar year during the Term shall be paid promptly, without demand therefor, in estimated monthly installments in advance on the first day of each calendar month of the Term, which estimated monthly installments during the initial year of the Term shall be Two Thousand Five Hundred Twenty-Nine and 08/100 Dollars ($2529.08) each. On or before the 7th day of February, 1997, and on or before the 7th day of February of each subsequent year during the Term, Landlord shall deliver to Tenant a written statement of the estimated monthly installments of Additional Rental that Tenant shall pay Landlord during the twelve month period beginning each February 8 during the Term. Not later than August 8, 1996 and February 8, 1997, and each August and February thereafter during the Term, Landlord shall furnish Tenant a statement in reasonable detail of the actual Real Property Taxes and Operating Expenses paid or incurred by Landlord in the preceding six (6) month period ending June 30 and December 31 prepared in accordance with sound accounting principles and practices. Should the Tenant's Pro Rata Share of the actual Real Property Taxes and Operating Expenses paid or incurred by Landlord during such six (6) month period exceed the Additional Rental that Tenant is required to pay in monthly installments during such six (6) month period, then Tenant shall pay the excess amount to Landlord within thirty (30) days after Tenant receives such statement to the end that Landlord shall receive the entire amount of Tenant's Pro Rata Share of such Real Property Taxes and Operating Expenses. Should the Additional Rental that Tenant has paid during such six (6) month period exceed Tenant's Pro Rata Share of the actual Real Property Taxes and Operating Expenses paid or incurred by Landlord during such six (6) month period, then Landlord shall remit the excess amount to Tenant within thirty (30) days after Tenant receives such statement. (The dates of such statements and six (6) month periods may, at the option of Landlord, be subject to change.)






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VI.      USE AND OCCUPANCY.

         The Premises may be used and occupied by Tenant for the purposes of administrative offices of Tenant and/or its subsidiaries and for the operation of a clinic providing infusion services, and for no other purpose or purposes without Landlord's consent. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance upon the Premises or the Building wherein the Premises are situated. Tenant shall comply with all laws, ordinances, orders and regulations affecting the Premises and the cleanliness, safety, occupation and use thereof.

         Tenant shall not cause or permit injury or waste to the Premises or the Building or cause or permit a nuisance to exist, and shall keep the Premises clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the Premises and arrange for the regular pickup of such trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage of any kind in or about the Premises or Building.

VII.     ADDITIONAL SPACE.

         Portions of the Building are currently leased to Roche Biomedical Laboratories, Inc. ("Roche Biomedical") (831 square feet as its occupied space plus 122 square feet as its pro rata share of the Common Areas), Roche Professional Service Centers, Inc. ("Roche Professional") (2,756 square feet as its occupied space plus 406 square feet as its pro rata share of the Common Areas) and Northwest Radiologist, P.C. ("Northwest") (1,614 square feet as its occupied space plus 238 square feet as its pro rata share of Common Areas) (Roche Biomedical, Roche Professional and Northwest collectively being the "Other Tenants"). The locations of the space currently occupied by each of the Other Tenants in the Building is depicted on Exhibit C attached hereto.
Because Tenant needs additional space for its business purposes, Tenant hereby agrees to lease the space occupied by Roche Professional (plus its pro rata share of the Common Areas), and to take a first right of refusal on and lease, if Tenant so elects, the space occuped by Roche Biomedical, (plus Roche Biomedical's pro rata share of the Common Areas) and the space occupied by Northwest (plus Northwest's pro rata share of the Common Areas) if such space becomes vacant and available for rent to Tenant (which shall be determined in Landlord's sole discretion) during the Term (i) for the remainder of the Term,
(ii) at the same per square foot rent as the Minimum Rent is for the Premises and the Additional Area (which is $15 per square foot per year), and (iii) on the other terms and conditions (including, without limitation, the payment of Additional Rental with respect thereto) in this Lease. If Tenant receives written notice from Landlord that Roche Biomedical's space or Northwest's space is vacant and available to rent, Tenant shall have five (5) days after its receipt of such notice to notify Landlord that Tenant has decided to lease the Roche Biomedical space or the Northwest space, as the case may be. In the event that Tenant does not notify Landlord as herein provided after receipt of written notice from Landlord, Tenant shall have no further interest or rights to the Roche Biomedical space or the Northwest space, as the case may be, and Landlord shall have no further obligations to Tenant with respect to the Roche Biomedical space or the Northwest space, as the case may be. Tenant's agreement as stated in this Section VII shall be a standing offer that is acceptable






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by Landlord in writing at any time prior to three (3) months before the end of the Term with respect to the space in the Building currently occupied by either of the Other Tenants. Upon the leasing of any such additional space by Tenant, an appropriate and mutually acceptable amendment to this Lease (and an amended or additional Memorandum of Lease for recording purposes) shall be prepared by Landlord and executed by Landlord and Tenant to evidence the leasing of such additional space by Tenant.

VIII.    RIGHTS OF LANDLORD TO MORTGAGE LEASED PREMISES.

         This Lease, and the rights of Tenant hereunder, shall be, and hereby are, subject and subordinate to the lien or liens of any mortgage or mortgages, now or at any time hereafter in force against the title of Landlord, or any successor to Landlord, in and to the Real Estate, and to all advances made or hereafter to be made upon the security thereof, including, but not limited to, the mortgage of the Real Estate in favor of The American National Bank of Vincennes dated February 28, 1994, and recorded in the Office of the Recorder, Hamilton County, Indiana on March 9, 1994 as Instrument No. 9411353. Tenant shall execute and deliver whatever instruments may be required to subordinate this Lease to the lien or liens of any such mortgage or mortgages, and in the event Tenant fails to do so within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in- fact, and in its name and stead, to execute such instruments.

         If by reason of any default on the part of Landlord as mortgagor under any mortgage or mortgages to which this Lease is subordinate, any such mortgage is foreclosed by legal proceedings or extinguished by conveyance in lieu of foreclosure or otherwise, Tenant, upon the election of the holder of any such mortgage, but not otherwise, will attorn to and recognize such mortgage holder and its successors and assigns, including any purchaser in foreclosure or a grantee of a deed in lieu thereof, as Landlord under this Lease. Tenant shall execute and deliver at any time, upon request of Landlord or any holder of a mortgage to which this Lease is subordinate, an instrument to evidence such attornment and containing the agreement of Tenant that no action taken to enforce any such mortgage by reason of any default thereunder shall terminate this Lease or invalidate or constitute a breach of any of the terms thereof. This obligation on the part of Tenant to attorn is entirely independent of and not contingent upon the foregoing subordination provisions of this Section VIII.

         The terms and provisions of this Lease may require approval by a mortgagee. If any such mortgagee should require as a condition to Landlord's financing, as may be determined necessary or desirable by Landlord, any modification of the terms and provisions of this Lease, other than provisions relating to rent or term, and the right to use and occupy the Premises for the purposes described in Section VII, and if Tenant should refuse to approve and execute any modifications so required, then Landlord shall have the right by notice given to Tenant thirty (30) days in advance to cancel this Lease without liability on the part of Landlord.






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IX.  REPAIRS AND ALTERATIONS.

                 (A) Landlord's Responsibility. Landlord shall keep in good order, condition and repair the Common Areas, exterior foundations, exterior walls (except the interior faces thereof), downspouts, gutters and roof of the Premises, and the plumbing and sewage system outside of the Building of which the Premises form a part (but excluding the exterior and interior of all windows, doors, plate glass, show cases and store fronts), excluding any damage thereto caused by Tenant, its agents or invitees. Tenant shall pay to Landlord in the manner provided in Section V(B) of this Lease Tenant's Pro Rata Share of costs incurred by Landlord under this Section X(A).

                 (B) Tenant's Responsibility. Tenant shall keep and maintain the Premises and every part thereof, and the exterior and interior portions of all doors, windows, plate glass, show cases and the store front surrounding the Premises in good order, condition and repair, including, without limitation, all plumbing, heating, air conditioning and sewage facilities within the Premises, fixtures, interior walls, floors, ceilings, signs and all interior building appliances and similar equipment, except for reasonable use and ordinary wear and tear.

                 (C) Alterations. Tenant shall have the right, with the written consent of Landlord, to make alterations to the interior of the Premises so long as the cost thereof is paid by Tenant and all such work is done in a workmanlike manner and without damage to the structural elements of the Premises and in conformance with the regulations of fire insurance underwriters carrying insurance on the Premises. Tenant agrees that upon expiration or termination of this Lease it will, at its own expense, if Landlord shall so request, restore the Premises to their former condition, ordinary wear and tear and damage by the elements excepted.

                 (D) Signs and Awnings. Tenant shall not affix to or upon the exterior of the Premises signs or awnings except with the prior written consent of Landlord.

                 (E) Personal Property on Premises - Risk of Damage. Notwithstanding anything expressed or implied to the contrary in this Lease, Tenant agrees that all personal property of every kind or description which may at any time be in the Premises shall be at Tenant's sole risk, or at the risk of those claiming through or under the Tenant, and Landlord shall not be liable for and shall be held harmless by Tenant against claims for any damage to said property or loss suffered by the business or property of the Tenant arising from bursting, overflowing or leaking of water, sewer or steam pipes or from the heating or plumbing fixtures, or from the electric wiring or from gas or odors or caused in any manner.

                 (F) Trade Fixtures. All improvements to the Premises and all fixtures shall be and become the property of the Landlord, except that all machinery and equipment installed by the Tenant and all trade fixtures, including cabinets, installed or used by the






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         Tenant shall remain the personal property of the Tenant.  Any damage to the Premises caused by the installation or removal of trade fixtures or personal property shall promptly be repaired by Tenant at its expense.

                 (G) Liens. Tenant shall not cause or permit the creation of any lien against the Premises or the Building on account of any labor or materials furnished in connection with maintenance, repairs or alterations undertaken by Tenant. In the event any such lien shall be filed against the Premises or the Building, Tenant shall cause such lien to be released within ten (10) days after actual notice of the filing thereof or shall furnish to Landlord a bond, satisfactory to Landlord, conditioned to indemnify Landlord against the foreclosure of such lien.

                 (H) Inspection and Repair by Landlord. Landlord shall have the right to enter at reasonable times upon the Premises for the purpose of inspection or to make such improvements, repairs or alterations as it may consider expedient, but Landlord assumes no obligation to make any improvements, repairs or alterations except as expressly provided in this Lease.

X.       INDEMNITY AND INSURANCE.

         Each party to this Lease agrees to indemnify and save harmless the other against and from any and all claims by or on behalf of any person, firm or corporation arising from any breach or default in the performance of any covenant or agreement on its part to be performed under this Lease.

         Tenant shall indemnify, protect, defend and hold Landlord harmless from all injury, damages, actions, suits, proceedings, losses, claims and liabilities that may occur or be claimed by or with respect to any persons, corporations, entities, property or chattels on or about the Premises resulting from any act done or omission by the Tenant, its servants, invitees or agents, or caused by, or resulting from or relating to Tenant's use, non-use or possession thereof, or Tenant's conduct of its business therein or thereon. Tenant hereby agrees to pay, discharge and defend Landlord against any and all such claims, litigation, suits, proceedings, and demands. The indemnification provided by this paragraph shall include Landlord's legal costs and attorneys' fees in connection with any such claim, action or proceeding.

         Landlord covenants at all times to save Tenant harmless from all loss, cost or damages which may occur or be claimed with respect to any persons, corporations, entities, property or chattels on or about the Premises, or to the property itself, resulting from the gross negligence of Landlord or its servants or agents.

         Tenant, in order to insure against the liabilities specified in this Lease, agrees to place and maintain, at Tenant's own expense, with insurance companies qualified to do business in the State of Indiana and acceptable to Landlord, comprehensive general liability and property damage insurance with respect to Tenant's use and occupancy of the Premises with a single






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combined liability limit of Three Million Dollars ($3,000,000).  Such insurance shall include premises operation, bodily injury, personal injury, death, broad form contractual liability, completed operations, broad form property damage coverage and products liability. Such insurance shall be for the benefit of the Landlord and shall name the Landlord as an insured. Tenant agrees to furnish certificates of such insurance to Landlord. Such insurance policies shall contain an endorsement requiring thirty (30) days' advance notice from the insurance company to Landlord before cancellation or change in the coverage, scope, or amount of any policy.

         Tenant shall furnish at its own cost and expense replacement insurance for any cracked or broken glass, including plate glass and interior and exterior windows and doors in the Premises, provided, however, that Landlord will replace any glass that is cracked or broken by any casualty covered by fire and extended coverage or other insurance of the Landlord or caused by a structural defect or settling of the Building in which the Premises are located.

         Landlord shall keep the Real Estate insured against loss or damage by fire and such other risks as are usually and customarily included within the term "extended coverage," as deemed advisable by Landlord, but such insurance shall not cover Tenant's trade fixtures, furnishings, equipment or any items of personal property on the Premises. Tenant shall pay Tenant's Pro Rata Share of any expenses incurred by Landlord in obtaining and maintaining such insurance, and Tenant's pro rata share of such expenses shall be calculated and paid in the manner specified in Section V(B) of this Lease with respect to the payment of Operating Expenses.

         Tenant shall carry such insurance against loss of its property in the Premises by fire or other hazards as Tenant deems necessary. Landlord shall not be liable for any damage to Tenant's property in the Premises, and Tenant expressly releases Landlord of and from all liability for any such damage. Tenant agrees that its insurance policy or policies shall include a waiver of subrogation recognizing this release from liability.

XI.      CASUALTY PROVISIONS.

         If either the Building or the Premises should be substantially destroyed or damaged (which, as used herein, means destruction or material damage to at least fifty percent (50%) of the Building or the Premises) by fire or other casualty, or if Landlord's uninsured and/or underinsured portion of the loss resulting from any fire or other casualty affecting the Building or the Premises exceeds $100,000 in the aggregate, then in either such case Landlord may terminate this Lease by giving written notice of such termination to Tenant within sixty (60) days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. (For purposes of this Lease, a loss of Landlord that is "uninsured or underinsured" means a loss or partial loss as to which Landlord is not reimbursed by insurance proceeds that are available to reconstruct or restore the Building or Premises, including, without limitation, losses not insured due to policy deductibles, losses as to which a mortgagee of the Real Estate applied available insurance proceeds to indebtedness secured by the Real Estate, or other circumstances resulting in insurance proceeds payable and available to Landlord with respect to a loss being less than the amount of the loss).  If Landlord does not exercise this





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option to terminate, then the Premises shall be reconstructed and restored, at
Landlord's expense, to substantially the same condition as it was prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of the Premises as originally existed upon commencement of this Lease, and further provided that if Tenant has made any improvements to the Premises Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, monthly installments of Minimum Rental and Tenant's Pro Rata Share of Operating Expenses shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. In addition to the foregoing, if the Premises should be substantially destroyed or damaged (which, as used herein, means destruction or material damage to at least fifty percent (50%) of the Premises) so that such portion is unusable for the permitted purposes under this Lease, and it shall require more than sixty (60) days to repair and restore the Premises, Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord within ten (10) days after receipt of notice from the Landlord of the time it will take to complete the repair and restoration of the Premises. Landlord shall provide written notice to Tenant of the time it will take to repair and restore the Premises within fifteen (15) days after the fire or other casualty.

         If the Premises should be damaged by fire or other casualty but not substantially destroyed or damaged to the extent provided in Section 10.1 and if the uninsured and/or underinsured loss attributable thereto does not exceed $100,000 in the aggregate, then such damaged part of the Premises shall be reconstructed and restored by Landlord at Landlord's expense to substantially the same condition as it was prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of the Premises as originally existed upon commencement of this Lease, and further provided that if Tenant has made any additional improvements to the Premises Tenant shall reimburse Landlord for the cost of reconstructing the same. In such event, if the damage is expected to prevent Tenant from carrying on its business in the Premises to an extent exceeding fifty percent (50%) of its normal business activity, monthly installments of Minimum Rental shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use reasonable diligence in completing such reconstruction repairs. In addition to the foregoing, if the Premises should be partially destroyed as described in this paragraph so that such portion is unusable for the permitted proposes under this Lease, and it shall require more than sixty (60) days to repair and restore the Premises, Tenant shall have the right to terminate this Lease by giving written notice of such termination to Landlord within ten (10) days after receipt of notice from the Landlord of the time it will take to complete the repair and restoration of the Premises. Landlord shall provide written notice to the Tenant of the time it will take to repair and restore the Premises within fifteen (15) days after the fire or other casualty.

         The provisions of this Section are not intended to limit, modify or release Tenant from any liability it may have for damages.






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         Notwithstanding the foregoing provisions of this Section XI, if the unexpired portion of the Term is less than one year at the time a fire or other casualty renders all or not less than fifty percent (50%) of the Premises untenantable for Tenant's permitted use hereunder, Tenant may terminate this Lease upon written notice of termination to Landlord at any time within ten
(10) days after the date of such fire or other casualty.

XII.     CONDEMNATION.

         If the Premises are condemned or taken in whole or in part by any public authority under the power of eminent domain, either Landlord or Tenant shall have the right as of the day possession shall be taken by such public authority to terminate this Lease by notice thereof to the other in writing and rent shall be paid to the date of such possession or proportionate refund made by the Landlord if rent has been paid in advance. If neither party shall elect to terminate this Lease by reason of such condemnation, the Minimum Rent shall be reduced by the proportion of the floor area of the Premises taken by such condemnation and Landlord shall make all necessary repairs or alterations so as to constitute the remaining Premises a complete architectural unit.

         All damages awarded for such taking, whether for a whole or a part of the Premises, shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises; provided, however, that the Landlord shall not be entitled to the award made to Tenant for loss of business or depreciation to or the cost of removal of stock and trade fixtures.

XIII.    UTILITIES/JANITORIAL SERVICE AND TRASH REMOVAL.

         Landlord shall furnish utility services to the Real Estate, including, without limiting the generality thereof, electricity, telephone, gas, heat, water and air conditioning, and Tenant shall pay Tenant's Pro Rata Share of such charges that shall be calculated and paid in the manner specified in
Section V(B) of this Lease with respect to the payment of Operating Expenses, provided, however, that Tenant shall pay directly to the utility providing the same all charges for utilities that are supplied exclusively to the Premises and are separately metered and/or billed with respect to the Premises.

         Landlord shall provide janitorial service and trash removal service for the Real Estate, and Tenant shall pay Tenant's Pro Rata Share of the charges for such services that shall be calculated and paid in the manner specified in Section V(B) of this Lease with respect to the payment of Operating Expenses; provided, however, that the removal of Medical Wastes (as hereinafter defined) from the Premises shall be in accordance with Section XIV of this Lease.

XIV.     HANDLING OF MEDICAL WASTES.

         Tenant, at its sole cost and expense, shall arrange and provide for the disposal and removal from the Premises of any and all Medical Wastes (as hereinafter defined). Tenant shall pay directly to the provider of any services regarding the disposal or removal from the Premises of Medical Wastes all costs and expenses in connection with such disposal or removal. In the event any of such costs and expenses for the disposal or removal of Medical Wastes from the Premises are paid by Landlord, Tenant shall immediately reimburse Landlord upon Landlord's submitting a written statement to Tenant for such costs and expenses.

         In Tenant's handling of Medical Wastes, including, without limitation, the generation, storage, packaging, transportation, shipment, removal or disposal thereof (hereinafter collectively referred to as "handling"), Tenant shall comply with all applicable federal, state and local laws, rules, regulations and ordinances including, without limitation, those laws, rules, regulations and ordinances requiring the use of properly licensed transporters of Medical Wastes. Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, costs, damages, fines, penalties, liability, expenses or fees, including attorneys' fees, arising from any remedial or enforcement action mandated or taken by any governmental authority with respect to Tenant's handling of Medical Wastes on or about the Premises, or in any manner arising from, resulting from or connected with any third party's claim, action, cause of action or demand with respect to Tenant's handling of Medical Wastes on or about the Premises.

         As used in this Lease, "Medical Wastes" shall mean any waste, material, pollutant or substance which is or becomes regulated by any federal, state or local governmental authority, including, without limitation, any waste defined as "hazardous waste" under Indiana Code 13-7-1-12, as it may be amended from time to time, or defined as "infectious waste" under 410 Indiana Administrative Code 1-3-10, as it may be amended from time to time.

XV.      ENVIRONMENTAL COMPLIANCE

         Tenant covenants and agrees that Tenant, at Tenant's sole cost and expense, shall comply at all times with all federal, state, municipal and local statutes, laws, regulations, rules, orders, judgments, injunctions, ordinances and directives of any kind whatsoever ("governmental requirements") governing the use, generation, storage, treatment and/or disposal of any "Hazardous Materials."

         "Hazardous Materials" shall mean (i) any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6010 et seq., (ii) any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq., (iii) any "toxic pollutant" under the Clean Water Act, 33 U.S.C. Section 466 et seq., as amended, (iv) any hazardous air pollutant under the Clean Air Act, 42 U.S.C. Section 7401 et seq., (v) hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., and (vi) any hazardous or toxic substances or pollutant regulated under any other governmental requirements.

         Tenant shall, and does hereby, indemnify Landlord from and against any loss, cost, damage, liability or expense (including attorneys fees and disbursements) arising by reason of any clean-up, removal, remediation, detoxification action or any other activity required or recommended of Landlord by any governmental authority by reason of the presence on, in or about the Real Estate or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or persons within Tenant's control or the breach of this Lease by Tenant or persons within Tenant's control. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease.

XVI.     COMMON AREAS.

         Landlord agrees to maintain the Common Areas, to keep the Common Areas reasonably clear of snow and debris as is necessary and to adequately illuminate the parking and sidewalk areas. Tenant shall pay its Pro Rata Share of the costs incurred by Landlord in maintaining the Common Areas as herein described in the manner provided under Section V(B) of this Lease with respect to the payment of Operating Expenses.

         Tenant shall not use the Common Areas for any display or storage of merchandise or use the Common Areas in any way that would interfere with the use of the Common Areas by the public or others without the express written consent of Landlord.

XVII.    DEFAULT/REMEDIES.

                 (A) Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

                          (i) Failure of Tenant to pay any installment of rent when due and such failure continues for a period of ten (10) days, or failure of Tenant to perform any other of its covenants under this Lease and the continuation of Tenant's failure to perform such other covenants for thirty (30) days after written notice thereof is given to Tenant;

         (ii) The making by Tenant of an assignment for the benefit of its creditors;

         (iii) The levying of a writ of execution or attachment on or against Tenant;

                          (iv)  The institution of proceedings for
                 reorganization, liquidation, voluntary or involuntary bankruptcy of Tenant or its adjudication as a bankrupt or insolvent or the appointment of a receiver, trustee or liquidator to take charge of its assets;

                          (v) The doing or permitting to be done by Tenant of any act which creates a mechanic's lien or claim therefor against the land or Building of which the Premises are a part and the same are not released or otherwise provided for by indemnity within ten (10) days after written notice thereof is first given to the Tenant; or

                          (vi) The abandonment of the Leased Premises by Tenant.

                 (B) Remedies. Upon the occurrence of any Event of Default, Landlord may, at its option, in addition to any other remedy or right it has hereunder or by law:

                          (i) Re-enter the Premises, without demand or notice, and resume possession by an action in law or equity or otherwise and without being liable in trespass or for any damages and without terminating this Lease. Landlord may remove all persons and property from the Premises and such property may be removed and stored at Tenant's cost.

                          (ii) Terminate this Lease at any time upon the date specified in a notice to Tenant. Tenant's liability for damages shall survive such termination. Upon termination such damages recoverable by Landlord from Tenant shall, at Landlord's option, be either an amount equal to "Liquidated Damages" or an amount equal to "Indemnity Payments," as hereinafter defined.

                          (iii) Without terminating this Lease, re-let the Premises without the same being deemed an acceptance of a surrender of this Lease nor a waiver of Landlord's rights or remedies and Landlord shall be entitled to Indemnity Payments, as hereinafter defined, from Tenant. Any re-letting by Landlord may be for a period equal to or less than, or extending beyond the remainder of the Term, or for the whole or any part of the Premises, separately or with other premises, or for any reasonable sum, or to any lessee or for any use Landlord deems appropriate.

                          (iv) Liquidated Damages means an amount equal to the excess of the rentals including the Minimum Rental and Additional Rental, provided for in this Lease which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such termination and ending with the date set for the expiration of the Term (hereinafter the "Unexpired Term"), over the reasonable rental value of the Premises for such Unexpired Term.

                          (v) "Indemnity Payments" means an amount equal to the rentals, including the Minimum Rent and Additional Rent, and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the Unexpired Term plus the cost and expenses paid or incurred by Landlord from time to time in connection with:

                                 (a)      Obtaining possession of the Leased
                          Premises;

                                 (b)      Removal and storage of Tenant's
                          personal property;

                                 (c)      Care, maintenance and repair of the
                          Premises while vacant;

                                  (d)      Re-letting the whole or any part of
                          the Premises;

                                  (e)      Repairing, altering, renovating,
                          partitioning, enlarging, remodeling or otherwise putting the Premises, either separately or as part of large premises, into condition acceptable to, and reasonably necessary to obtain new tenants; or

                                  (f)      Making all repairs, alterations and
                          improvements required to be made by Tenant hereunder and performing all covenants of the Tenant relating to the condition of the Premises;


                 less the rentals and other payments, if any, actually collected and allocable to the Premises or to the portions thereof re-let by Landlord. Tenant shall on demand make Indemnity Payments monthly and Landlord can sue for all Indemnity Payments as they accrue.

         Landlord shall be entitled to recover its costs and reasonable attorney fees incurred in enforcing against Tenant any covenant, term or condition of this Lease and/or in pursuing its remedies under this Section XVI or pursuing other remedies available to Landlord under the law.

XVIII.  ADVANCES AND INTEREST.

         Upon the occurrence of Event of Default, as defined in Section XVI of this Lease, Landlord may, if such Event of Default has not been cured, cure the Event of Default for the account and at the expense of Tenant. If Landlord, in curing such Event of Default, is compelled to pay or elects to pay any sum of money or do any acts which will require the payment of any sum of money, the sum so paid or incurred shall be reimbursed by Tenant upon demand by Landlord. All sums as to which Tenant is in default of payment shall bear interest at the rate of twelve percent (12%) per annum until paid.

XVIX. ASSIGNMENT AND SUBLETTING BY TENANT.

         Tenant may from time to time assign and or sublet all or any part of this Lease and/or the Premises and/or Additional Area to any subsidiary or subsidiaries of Tenant or Priority Healthcare Corporation, and shall notify Landlord in writing of the making of any such assignment and/or subletting within 30 days after the making thereof; provided, however, Bindley Western Industries, Inc. shall remain liable for the performance of all obligations of Tenant hereunder notwithstanding any such assignment and/or subletting. Except as provided above, Tenant shall have no right to assign this Lease nor to sublet all or any portion of the Premises unless the consent in writing of Landlord shall first have been obtained, and then only in the manner and upon the terms and conditions set forth in such consent.

XX. RIGHT OF INSPECTION.

         Landlord shall have the right to enter the Premises during regular business hours for the purpose of inspecting the Premises or of making repairs to the Premises, or for purposes of exhibiting the Premises to prospective purchasers, tenants or lenders. Landlord may not enter the Premises for any purpose at any time other than when the Premises are open for business except at times agreed upon by Tenant and only when accompanied by Tenant's representative.

XXI.     QUIET ENJOYMENT.

         Landlord covenants that Tenant, upon making the rental payments required under this Lease and upon performing and keeping all other covenants and agreements on its part to be kept and performed hereunder, shall have peaceful and quiet possession of the Premises during the Term.

XXII.  NON-WAIVER PROVISIONS.

         No waiver of any term, condition or covenant of this Lease or failure to exercise a remedy by either of the parties hereto shall be considered to imply or constitute a further waiver by such party of the same or any other term, condition, covenant or remedy.

XXIII.  NOTICES.

         Any notice or demand required or permitted under this Lease shall be given or served in writing, by personal delivery or certified or registered mail, addressed as follows:

         (a)     To the Landlord at:

                 NORTH MERIDIAN MEDICAL REALTY COMPANY
                 10610 North Pennsylvania Street, Suite A
                 Carmel, Indiana  46032

         (b)     To the Tenant at:

                 BINDLEY WESTERN INDUSTRIES, INC.
                 10333 North Meridian Street, Suite 300
                 Indianapolis, Indiana  46290
                 Attention:  Executive Vice President and General Counsel

         All rent payments shall be made to Landlord at the above address. These addresses may be changed from time to time by either party by serving notice to the other party as above provided.

XXIV. GOVERNING LAW.

         This Lease shall be governed and construed according to the laws of the State of Indiana.

XXV. MEMORANDUM OF LEASE.

         Landlord and Tenant agree not to place this Lease of record but agree to execute for recording purposes a Memorandum of Lease describing the Premises, the Term, and other provisions with respect to which notice to third parties is deemed advisable but omitting rent and other terms of this Lease.

XXVI.  REPRESENTATION AND ACKNOWLEDGEMENT.

         Tenant represents that the space leased hereunder, including the additional space to be leased (if any) pursuant to Section VII hereof, is legitimate and necessary for Tenant's and its subsidiaries' business purposes and acknowledges that the rent payable by Tenant hereunder is consistent with the fair market (fair rental) value for comparable facilities.

XXVII. GENERAL AGREEMENT OF PARTIES.

         This Lease shall extend to and be binding upon the heirs, personal representatives, successors and assigns of the parties. This provision, however, shall not be construed to permit the assignment of this Lease by Tenant, except as may be permitted hereby. When applicable, use of the singular form of any word shall mean or apply to the plural and the neuter form shall mean or apply to the feminine or masculine.

         The captions and article numbers appearing in this Lease are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of such provisions. No waiver by Landlord of any default by Tenant shall be effective unless in writing, nor operate as a waiver of any other default or of the same default on a future occasion. Landlord's acceptance of rent shall not be deemed a waiver as to any preceding or subsequent default.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease Agreement as of the date first above written.

                                LANDLORD

                                NORTH MERIDIAN MEDICAL REALTY COMPANY


                                By /s/ Thomas G. Slama, MD
                                --------------------------------
                                Thomas G. Slama, M.D., President


                                TENANT

                                BINDLEY WESTERN INDUSTRIES, INC.


                                By /s/ Michael D. McCormick
                                --------------------------------
                                Michael D. McCormick, Executive Vice President and General Counsel

                                  EXHIBIT A







                                   PARCEL 1


Part of the Southwest Quarter and Part of the Southeast Quarter of Section 2, Township 17 North, Range 3 East in Hamilton County, Indiana, more particularly described as follows:

Beginning at the Southeast corner of the Southwest Quarter of Section 2, Township 17 North, Range 3 East; thence North 89 degrees 45 minutes 00 seconds West (assumed bearing) on and along the South line thereof 225.70 feet; thence North 00 degrees 44 minutes 45 seconds East parallel with the East line of said Quarter 400.00 feet; thence North 89 degrees 45 minutes 00 seconds West parallel with the South line of the Southwest Quarter of said Section 246.75 feet to the Easterly right-of-way line of U.S. Highway 31 per I.S.H.C. description for Parcel 63A, dated 4-2-1971; thence North 00 degrees 52 minutes 41 seconds East on and along said right of way 238.00 feet; thence South 89 degrees 45 minutes 00 seconds East parallel with the South line of said Quarter and the Easterly prolongation thereof 497.66 feet, to a point on the West line of Meridian Highlands, lst Section, the plat of which is recorded in Plat Book 2, page 184 in the Office of the Recorder of Hamilton County, Indiana, which point is 637.89 feet North 00 degrees 58 minutes 48 seconds East of the South line of the Southeast Quarter of said Meridian Highlands, lst Section, 637.89 feet to the South line of said Southwest Quarter; thence South 89 degrees 56 minutes 00 seconds West on and along said South line 23.15 feet to the Beginning Point; containing 5.010 acres more or less.




EXCEPTING FROM PARCEL I THE FOLLOWING TWO TRACTS OF REAL ESTATE:

(EXCEPTION I)

A part of the Southwest Quarter and a part of the Southeast Quarter of Section 2, Township 17 North, Range 3 East, Hamilton County, Indiana, described as follows:

Commencing at the Southeast corner of said Quarter Section; thence South 88 degrees 58 minutes 37 seconds West 225.70 feet along the South line of said section to the Southwest corner of the owner's land; thence North 0 degrees 31 minutes 38 seconds West 15.02 feet along the West line of the owner's land to the North boundary of 106th Street and the point of beginning of this description: thence North 0 degrees 31 minutes 38 seconds West 24.32 feet along the west line of the owner's land; thence North 88 degrees 51 minutes 36 seconds East 249.21 feet to the West line of Meridian highlands lst Section; thence South 88 degrees 00 minutes 15 seconds East 24.81 feet along the West line of said Meridian Highlands lst Section to the North boundary of said 106th Street; thence South 88 degrees 56 minutes 28 seconds West 23.41 feet along the boundary of said 106th Street; thence South 88 degrees 58 minutes 37 seconds West 225.56 feet along said boundary to the point of beginning and containing
0.104 acres more or less.

(EXCEPTION II)

Part of the Southwest Quarter of Section 2, Township 17 North, Range 3 East in Hamilton County, Indiana, described as follows:

Commencing at the southeast corner of said southwest quarter section; thence on an assumed bearing of North 89 degrees 45 minutes 00 seconds West along the south line of said southwest quarter section a distance of 225.70 feet; thence North 00 degrees 44 minutes 45 seconds East parallel with the east line of said quarter section a distance of 400.00 feet; thence North 89 degrees 45 minutes 00 seconds West parallel with the south line of said southwest quarter section a distance of 6.75 feet to a 5/8 inch rebar with yellow plastic cap marked "SCHNEIDER ENG FIRM #0001" (hereinafter referred to as a "rebar") at the Beginning Point; thence continuing North 89 degrees 45 minutes 00 seconds West parallel with the said south line a distance of 240.00 feet to a "rebar" on the Easterly right-of-way line of U.S. Highway 31 per I.S.H.C. description for Parcel 63A, dated 4/2/1971; thence North 00 degrees 52 minutes 41 sconds East along said right-of-way line a distance of 238.00 feet to a "rebar"; thence South 89 degrees 45 minutes 00 seconds East parallel with the south line of said quarter section a distance of 274.88 feet to a "rebar"; thence South 00 degrees 52 minutes 41 seconds West parallel with the said easterly right-of-way line of U.S. 31 a distance of 127.01 feet to a p.k. nail; thence North 89 degrees 45 minutes 00 seconds West parallel with the said south line a distance of 34.88 feet to a "rebar"; thence South 00 degrees 52 minutes 41 seconds West parallel with the said easterly right-of-way line of U.S. 31 a distance of 111.00 feet to the Beginning Point. Containing 1.413 acres, more or less.






ALSO INCLUDING:


PARCEL II

Part of the Southwest Quarter of Section 2, Township 17 North, Range 3 East in Hamilton County, Indiana, more particularly described as follows:

        Commencing at the Southeast Corner of the said Quarter Section; thence North 89 degrees 45 minutes 00 seconds West (Assumed bearing) along the South line of the said Quarter Section a distance of 225.70 feet to the Southeast corner of a Tract of Land decribed in a deed to K.S.M. Realty, recorded in Deed Record 316, page 567, in the Office of the Recorder of Hamilton County,
Indiana; thence North 00 degrees 44 minutes 45 seconds East parallel with the East line of the said Quarter Section and along the East line of said K.S.M. Realty Tract a distance of 39.34 feet to the point of beginning, being the intersection of said East line of said K.S.M. Realty Tract with the North line of a Tract of Land described in a deed to the State of Indiana recorded as Instrument 89-27932; thence continuing North 00 degrees 44 minutes 45 seconds East parallel with the East line of the said Quarter Section and along the East line of said K.S.M. Realty Tract a distance of 360.66 feet to the Northeast corner of said K.S.M. Realty Tract; thence North 89 degrees 45 minutes 00 seconds West parallel with the South line of said Quarter Section and along the North line of said K.S.M. Realty Tract a distance of 13.00 feet; thence South 00 degrees 44 minutes 45 seconds West parallel with the east line of said Quarter Section and the East line of said K.S.M. Realty Tract a distance of 360.07 feet to the North line of said State of Indiana Tract: thence South 87 degrees 08 minutes 05 secods East along the North line of said State of Indiana Tract a distance of 13.01 feet to the point of beginning, containing 0.108 acres, more or less.

[FLOOR PLAN OF FIRST FLOOR EXHIBIT B]

[FLOOR PAN OF SECOND FLOOR FINISH PLAN]

                               EXHIBIT B PAGE 3




1. Waiting room, receptionist area, and exam and dictation rooms (IDI only)

2.      Garage (IDI only)

3.      Infusion services area (BWI only)

4.      Storage area (BWI only)

5.      Exercise/locker/shower room, etc. (IDI only)

6.      Administrative offices, waiting room and receptionist area (BWI only)

7.      Offices, kitchen/dining room, etc (IDI only)

[FLOOR PLAN FIRST FLOOR]
                                  EXHIBIT C

                     ROCHE BIOMEDICAL LABORATORIES, INC.

[FLOOR PLAN]
                   ROCHE PROFESSIONAL SERVICE CENTERS, INC.
                                 FIRST FLOOR

[FLOOR PLAN]


                   ROCHE PROFESSIONAL SERVICE CENTERS, INC.
































                           SECOND FLOOR FINISH PLAN

[FLOOR PLAN]
First Floor

                         NORTHWEST RADIOLOGISTS, P.C.